Exhibit 99.2

DATE:  December 31, 1997

TO:  Petrie Stores Liquidating Trust    FROM:  Canadian Imperial Bank of Commerce

ATTENTION:  Stephanie R. Josep          CONTACT:  Gina S. Ghent

PHONE NUMBER:  212-754-3086             PHONE NUMBER:  212-856-6538

FACSIMILE NUMBER:  212-754-3087         FACSIMILE NUMBER:  212-885-4378

RE:  Equity Collar Confirmation
     CIBC Reference Number:  NY EQT 0522


THIS CONFIRMATION SUPERSEDES AND REPLACES ANY PREVIOUSLY EXECUTED
CONFIRMATION OF THIS TRANSACTION. FOR EASE OF REFERENCE, ALL CHANGES ARE IN BOLD TYPE.

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between Canadian Imperial Bank of Commerce ("CIBC") and Petrie Stores Liquidating Trust ("Counterparty") on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Master Agreement specified below.

The definitions and provisions contained in the 1996 ISDA Equity Derivatives Definitions (the "Equity Definitions"), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, forms part of, and is subject to, the Master Agreement dated as of November 19, 1997, as amended and supplemented from time to time (the "Agreement"), between CIBC and Counterparty. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

      This Transaction shall be subject to all laws, rules and regulations applicable thereto, including, but not by way of limitation, the provisions of the Securities Act of 1933 (the "Act"), and the Securities Exchange Act of 1934 (the "Exchange Act"), as amended and all rules and regulations, promulgated or to be promulgated thereunder. The parties hereto each acknowledges that the options acquired under this Transaction will not be registered under the Act and are being sold in reliance upon the exemption for private placements pursuant to Section 4(2) of the Act.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:


GENERAL TERMS:

   AGENT: CIBC, New York Agency, has acted as agent in confirming this Transaction.

   TRANSACTION I:
   -------------
   Trade Date:            November 26, 1997

   Effective Date:        November 26, 1997

   Option Style:          European

   Option Type:           Call

   Seller:                Counterparty

   Buyer:                 CIBC

   Shares: The common shares of stock issued by Toys "R" Us, Inc. (New York Stock Exchange Ticker Symbol = "TOY").

   Number of Options:     2,000,000

   Option Entitlement:    1 Share per Option

   Multiple Exercise:     Inapplicable

   Strike Price:          47.1137

   Exchange:              The New York Stock Exchange or any successor to
                          such exchange or quotation system.

   Related Exchange:      Chicago Board Options Exchange

   Calculation Agent:     CIBC. Whenever the Calculation Agent is
                          required to act, it will do so in good faith, and its determinations and calculations will be binding in the absence of manifest error.

   TRANSACTION II:
   --------------
   Trade Date:            November 26, 1997

   Effective Date:        November 26, 1997

   Option Style:          European

   Option Type:           Put

   Seller:                CIBC

   Buyer:                 Counterparty

   Shares: The common shares of stock issued by Toys "R" Us, Inc. (New York Stock Exchange Ticker Symbol = "TOY").

   Number of Options:     2,000,000

   Option Entitlement:    1 Share per Option

   Multiple Exercise:     Inapplicable

   Strike Price:          30.7264

   Exchange:              The New York Stock Exchange or any successor to
                          such exchange or quotation system.

   Related Exchange:      Chicago Board Options Exchange

   Calculation Agent:     CIBC. Whenever the Calculation Agent is
                          required to act, it will do so in good faith, and its determinations and calculations will be binding in the absence of manifest error.

PROCEDURE FOR EXERCISE:
   Expiration Time:       4:00 p.m. (local time in New York).

   Expiration Date:       December 3, 1999

   Automatic Exercise:    Applicable

   Settlement Price:      The actual average price per share of the
                          Shares purchased by CIBC to close out its hedging position during the period extending from the fifth (5th) Exchange Business Day immediately preceding the Exercise Date through the Exercise Date, such period subject to modification upon mutual agreement of CIBC and Counterparty.

                          Put Seller's Telephone Number and Telex and/or Facsimile Number and Contact Details for Purpose of Giving Notice:

                          Mr. Eamon McCooey
                          (P) 212-885-4361
                          (F) 212-856-4266

SETTLEMENT TERMS:
   Cash Settlement:       Applicable

   Cash Settlement
     Amount: An amount, as calculated by the Calculation Agent in the Settlement Currency, equal to the number of Options exercised on the Expiration Date multiplied by (i) the Strike Price Differential, and (ii) any Option Entitlement specified above

   Strike Price
     Differential
     (Put): An amount equal to the greater of (i) the excess of the Strike Price over the Settlement Price, and (ii) zero

   Strike Price
     Differential
     (Call): An amount equal to the greater of (i) the excess of the Settlement Price over the Strike Price, and (ii) zero

   Cash Settlement
     Payment Date:        Three (3) Currency Business Days after the
                          Valuation Date

ADJUSTMENTS:
   Method of Adjustment:  Options Exchange Adjustment

   Additional Potential
     Adjustment Event:    The issuer of the Shares distributes a cash
                          dividend greater than $0.00 to shareholders of record during the term of the Transaction.

EXTRAORDINARY EVENTS:
   SHARE FOR SHARE:       ALTERNATIVE OBLIGATION, PROVIDED HOWEVER, THAT
                          IF THE TRADING VOLATILITY OF THE NEW SHARES
                          DIFFERS SUCH THAT CIBC IS UNABLE TO MAINTAIN A
                          HEDGING POSITION THEN CIBC SHALL HAVE THE RIGHT
                          TO TERMINATE THE TRANSACTION IN ACCORDANCE WITH
                          THE PROVISIONS OF CANCELLATION AND PAYMENT.

SHARE FOR OTHER:          CANCELLATION AND PAYMENT.


Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms.

                                  Yours Sincerely,

                                  CANADIAN IMPERIAL BANK OF COMMERCE

                                  By:  /s/ Gina S. Ghent
                                     -------------------------------
                                     Name:  Gina S. Ghent
                                     Title: Director


Confirmed as of the date first written:

PETRIE STORES LIQUIDATING TRUST

By: /s/ Stephanie R. Joseph
   ----------------------------
Name:   Stephanie R. Joseph
Title:  Manager and Chief
          Executive Officer